STOCK PURCHASE AGREEMENT
                            ------------------------

     THIS IS AN AGREEMENT dated as of November 1, 2003 by and between Tiger Aircraft, LLC, a West Virginia limited liability company ("Tiger") and Aviation General, Inc., a Delaware corporation ("AGI)

                                   BACKGROUND
                                   ----------

     A. AGI proposes to issue and sell to Tiger, which proposes to buy from AGI, that number of shares of the common stock (the "Stock") of AGI which, after giving effect to such sale, will result in Tiger's owning 80% of the issued and outstanding shares of AGI. The shares of Common Stock to be issued and sold hereunder, as more fully described below, are referred to as the "Purchased Shares".

     B. The proposed sale is intended to provide AGI with capital to be contributed to its wholly owned subsidiary, Commander Aircraft, Inc., a Delaware corporation ("Commander"), and is then to be used by Commander to funds its First Amended Chapter 11 Plan (the "Plan") as filed in certain proceedings (the "Chapter Proceedings") pending in the United States Bankruptcy Court for the District of Delaware (the "Court") captioned in Re Commander Aircraft, Inc., Case No. 02-13804.

     C. Pending confirmation of the Plan, and closing of the transactions contemplated hereunder, Tiger has agreed to provide to Commander, as debtor in possession, certain financing (the "DIP Financing"). As of the date hereof, the Court has approved $300,000 in DIP Financing, all of which has heretofore been advanced in accordance with the terms of the DIP Financing heretofore approved by the Court; and authorized certain Additional DIP Financing as hereinafter described.

     D. As a condition of the sale and issuance of Purchased Shares, Tiger has agreed (i) to make certain additional DIP Financing available, subject to approval of the Court; and (ii) to revise certain of the terms of the existing DIP Financing, all subject to necessary court approvals.

     NOW THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration the mutual receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties hereto, intending to be legally bound, agree as follows:

                                      TERMS
                                      -----

     1.  Purchase  And  Sale  Of  Stock.
         -------------------------------

          (a) Upon the basis of the representations and warranties contained herein and subject to the terms and conditions of this Agreement, at the time of "Closing" (as hereinafter defined) AGI shall issue and sell to Tiger or its "Affiliated Nominee" which, for purposes of this Agreement, means an entity that is under not less than thirty percent (30%) common ownership with Tiger and which assumes all of Tiger's rights and obligations under this Agreement, and Tiger or its Affiliated Nominee shall purchase from AGI, that number of shares of Common Stock which, after giving effect thereto, will equal eighty percent (80%) of the issued and outstanding shares of Common Stock of AGI (the "Purchased Shares"), as more fully set forth herein.

          (b) The purchase price ("Purchase Price") for the Purchased Shares is Two Million Eight Hundred Thousand Dollars ($2,800,000.00) to be paid as follows:

               (1) Five Hundred Thousand Dollars ($500,000.00) to be paid on demand at any time after the Closing, which deferred payment shall be evidenced by a note (the "Purchase Money Note") to be delivered at Closing which shall be substantially in the form of Exhibit 1 attached hereto. In the event that Tiger shall designate an Affiliated Nominee as purchaser of the Purchased Shares at Closing, both Tiger and its Affiliated Nominee purchaser shall be obligated on the Purchase Money Note; and

               (2) Two Million Three Hundred Thousand Dollars ($2,300,000.00) by wire transfer of immediately available funds at Closing.

     2. Closing. Subject to the terms and conditions of this Agreement, the closing of the purchase and sale of the Purchased Shares (the "Closing") shall be at 10:00 AM (local time) at the offices of Beckman and Associates, Two Penn Center Plaza, Suite 910, Philadelphia, PA 19102, on such date which is the Effective Date (as defined in the Plan, as the Plan shall be modified as hereinafter set forth) of the Plan (as hereinafter defined). Such time and date is sometimes hereinafter referred to as the "Closing Date" or "Closing".

     3.  Procedure  At  the  Closing.  At  the  Closing:
         ----------------------------

          (a) AGI shall deliver to Tiger or its Affiliated Nominee purchaser certificates in respect of the Purchased Shares duly executed by the officers of AGI in accordance with the Certificate of Incorporation and bylaws of AGI, and one or more warrants to purchase shares as contemplated by Section 4 (d) of this Agreement.

          (b) Tiger and its Affiliated Nominee purchaser (if any) shall deliver to AGI the Purchase Money Note and the cash portion of the Purchase Price by wire transfer of immediately available funds to such accounts as shall have been designated by AGI for such purposes.

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

          (c) The parties shall also deliver such instruments, agreements and other documents as are contemplated by this Agreement.

     4. Representations and Warranties Of AGI. In order to induce Tiger to enter into this Agreement and to consummate the transactions contemplated hereunder, AGI hereby makes the following representations, warranties, covenants and agreements:

          (a) Organization and Existence. AGI is a corporation duly incorporated and presently existing in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to carry on its business as now conducted. The nature of the business of AGI and the character of the properties owned or leased by it, do not require AGI to qualify to do business as a foreign corporation in any other state. AGI has delivered to Tiger a true and correct copy of the Articles of Incorporation (duly certified by the Secretary of State of Delaware) and By-Laws of AGI (certified by its Secretary).

          (b) Subsidiaries or Other Entities. AGI has no investments or ownership interests in any corporations, partnerships, joint ventures or other business enterprises except Commander and Strategic Jet Services, Inc. ("SJS"), of which it owns all of the issued and outstanding shares of capital stock of all classes.

          (c) Capitalization. AGI is authorized to issue (i) 20,000,000 shares of common stock, $0.50 par value, of which 6,859,330 shares are issued and outstanding at the time of the execution of this Agreement and (ii) 5,000,000 shares of preferred stock, none of which have been issued or are outstanding, nor has AGI's Board of Directors taken any action to approve the issuance of any specific shares of preferred stock. All of the issued and outstanding shares of common stock of AGI have been duly issued, are validly outstanding, are fully paid and nonassessable; there are no outstanding subscriptions, options, warrants or rights to receive, purchase or subscribe to, or securities convertible into or exchangeable for, any issued or unissued shares of the capital stock of AGI, except as set forth on Exhibit 4(c). AGI has no liability for dividends declared but unpaid. At the Closing, and except as set forth on
Exhibit 4(c), there will not be outstanding any subscriptions, options, agreements or other commitments in respect of the issuance, transfer, sale or encumbrance of any shares of capital stock of the Company, Commander or SJS in respect of any securities or instruments convertible into such shares.

          (d) Issuance of Purchased Shares. At the time of Closing, there will be no impediments to the sale and issuance of the Purchased Shares to Tiger or its Affiliated Nominee. Upon delivery of the Purchased Shares to Tiger or its Affiliated Nominee, the Purchased Shares (i) shall constitute eighty percent (80%) of the issued and outstanding shares of capital stock of AGI, and (ii) shall be duly authorized by all corporate and shareholder action, validly issued, fully paid and non-assessable. At the Closing there shall also be issued to Tiger warrants (the "Warrants") to purchase (at a purchase price of $.01 per share, subject to adjustments as set forth in the warrant) four (4) shares for each stock option currently outstanding which Warrants shall be exercisable upon exercise of such stock options at the rate of four (4) Warrants for each share of AGI common stock issued upon the exercise of any option. The form of the Warrants to be issued to Tiger or its Affiliated Nominee purchaser at the Closing is annexed hereto and incorporated herein as Exhibit 4 (d).

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

          (e) Financial Condition. AGI has furnished to Tiger copies of the following financial statements of AGI, all of which are true and complete in all material respects and have been prepared in accordance with generally accepted accounting principles consistently applied (except to the extent otherwise reported):

               (1) A balance sheet ("Balance Sheet") of AGI as of December 31, 2002 (the "Balance Sheet Date").

               (2) Statements of income and retained earnings of AGI for the twelve (12) months ended December 31, 2002. (Collectively, the Balance Sheet and statements of income and retained earnings are hereinafter referred to as the "Financial Statements").

               (3) The Financial Statements are complete and correct and in accordance with the books of account and records of AGI and present fairly the financial position of AGI's business and the income, stockholders' equity and cash flow of AGI's business at the dates and for the periods indicated.

          (f) Liabilities. As of the Closing, and after consummation of the Plan, neither AGI nor its assets or properties will be subject to any liabilities or obligations (accrued, absolute, contingent or otherwise) except as set forth on the Balance Sheet or described in the notes to the Financial Statements or set forth in Schedule 4F hereto, and AGI will not be in material default in respect of any material term or condition of any material indebtedness or liability.

          (g) Tax Matters. All taxes, including, without limitation, withholding and social security taxes due with respect to AGI's employee, federal and state income tax liabilities, corporate franchise taxes, sales, use, excise and ad valorem taxes, due, payable or accrued by AGI on or before the Closing Date have or will be paid (which shall include payment by Commander pursuant to the plan). AGI has filed all reports required to be filed by it with all such taxing authorities.

          (h) Litigation. AGI has not received any notices of material default and is not in material default of (i) any order, writ, injunction or decree of any court, or any federal, state, municipal or other governmental department, commission, board, bureau or instrumentality, or (ii) any agreement or obligation to which AGI is a party or by which AGI is bound or to which AGI or any of the property of AGI's may be subject, except as set forth on Exhibit 4(h). There are no material outstanding claims, actions, suits, proceedings or investigations pending or, to the knowledge of AGI, threatened against AGI or which affect AGI or any of its assets or property, at law or in equity before or by any federal, state, municipal court or other governmental department, authority, commission, board, bureau, agency or instrumentality, except as set forth on Exhibit 4(h).


          (i) No Broker's or Agent's Fees. No agent, broker, finder, representative or other persons or entity acting pursuant to authority of AGI

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

will be entitled to any commissions or finder's fee in connection with the origination, negotiation, execution or performance of the transactions contemplated under this Agreement.

          (j) No Material or Adverse Change. Since the Balance Sheet Date, there has not been (i) any material adverse change in the financial condition, assets, liabilities, business or results of operations of AGI, except with respect to the bankruptcy of Commander and the cessation of operations of SJS; (ii) to the knowledge of AGI, any threatened or prospective event or condition of any character whatsoever which could materially and adversely affect the business, financial condition or results of operations of AGI; (iii) any sale or other disposition of any of AGI's assets other than in the ordinary course of business; or (iv) any damage, destruction or loss (whether or not insured) materially and adversely affecting the property, business or prospects of AGI.

          (k) Due Authorization and Absence of Breach. This Agreement and all other agreements of AGI contemplated hereunder constitute valid and binding obligations of AGI, enforceable in accordance with their respective terms. Subject to obtaining any necessary shareholder approval to the amendment of the Company's certificate of incorporation to increase the number of authorized shares of the Company, at the Closing, neither the execution and delivery of this Agreement (or any agreement contemplated hereunder) nor the consummation of the transactions contemplated hereby will, as of Closing: (i) conflict with or violate any decree, writ, injunction or order of any court or administrative or other governmental body which is applicable to, binding upon or enforceable against AGI or AGI; or (iii) result in any breach of or default (or give rise to any right of termination, cancellation or acceleration) under any mortgage, contract, agreement, indenture, will, trust or other instrument which is either binding upon or enforceable against AGI or AGI or its assets.

          (l) Authority to Contract. Subject to AGI receiving shareholder approval for the amendment of its Certificate of Incorporation to increase the number of authorized shares of capital stock as aforesaid, AGI has the full power, right and authority to enter into and perform consummation of the transactions contemplated by this Agreement will not result in the breach or termination of any provision of or constitute a default under any lease, indenture, mortgage, deed of trust or other agreement or instrument of any order, decree, statute or restriction to which AGI is a party or by which AGI is bound or to which the outstanding shares of stock of AGI or any of the properties of AGI is subject.

          (m) Accuracy of the Information Furnished by AGI. No representation, statement or information made or furnished by AGI to Tiger, including those contained in this Agreement and the various exhibits attached hereto and the other information and statements referred to herein, contains or shall contain any untrue statement of any material fact.

     5. Representations and Warranties of AGI re Commander. As a further inducement to Tiger to enter into this Agreement and to consummate the transactions contemplated hereunder, AGI hereby makes the following representations, warranties with respect to Commander.

          (a) Organization and Existence. Commander is a corporation duly incorporated and presently existing in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to carry on its business as now conducted. Commander is qualified to do business in the state of Oklahoma which, by the nature of the business of Commander and the character of the properties owned or leased by it, is the only state in which Commander is required to qualify to do business as a foreign corporation. AGI has delivered to Tiger a true and correct copy of the Articles of Incorporation (duly certified by the Secretary of State of Delaware) and By-Laws of Commander (certified by its Secretary).

          (b) Subsidiaries or Other Entities. Commander has no investments or ownership interests in any corporations, partnerships, joint ventures or other business enterprises.

          (c) Capitalization. The authorized capital of Commander consists of 1,000 shares of common stock of which 1,000 shares are currently issued and outstanding. On the Effective Date, all of the currently issued and outstanding shares of stock of Commander shall be cancelled pursuant to the Plan, and AGI shall, pursuant to the Plan, purchase new shares of common stock of Commander, constituting 100% thereof, pursuant to the terms et forth therein. At the Closing there will not be outstanding any subscriptions, options, agreements or other commitments in respect of the issuance or sale of any shares of capital stock of Commander or in respect of any securities or instruments convertible into such shares.

          (d)  Financial  Condition.

               (1) AGI has furnished to Tiger copies of the bankruptcy schedules, Plan, claims register, Disclosure Statement (collectively, the "Bankruptcy Documents") and monthly operating reports of Commander. The Bankruptcy Documents are true, correct and complete in all material respects.

               (2) Subject to the Bankruptcy Court's allowance or disallowance of claims, the foregoing financial documents are complete and correct and in accordance with the books of account and records of Commander and present fairly the financial position of Commander's business and the income, stockholders' equity and cash flow of Commander's business at the dates and for the periods indicated.

          (e) Assets. Commander has good and marketable title to, and is in possession of, all of its assets, equipment, vehicles, properties and rights, including all properties, assets, vehicles and equipment as shown on the Balance Sheet, free and clear of all liabilities, mortgages, liens, pledges, security interests, restrictions, conditional sales agreements, title retention agreements, charges or encumbrances except as shown on the bankruptcy documents.

          (f) Liabilities. Except as set forth in the Bankruptcy Documents, or in any other Exhibit, Certificate or Schedule delivered pursuant this Agreement, neither Commander nor its assets or properties are subject to any liabilities or obligations (accrued, absolute, contingent or otherwise) except for liabilities incurred in the ordinary course of business after February 1, 1999, and Commander is not in material default in respect of any material term or condition of any material indebtedness or liability. The transactions contemplated by this Agreement do not and will not subject Commander or AGI to any claim or liability for any obligation, debt or contract other than as specifically disclosed in this Agreement and the Schedules attached hereto. All required consents of creditors and customers, if any, have been, or by Closing will be, obtained for performance of this Agreement.

          (g) Material Contracts. Attached hereto as Schedule 5(g) is a list and brief description, as of the date of this Agreement, of certain leases, contracts, commitments, agreements and other documents to which Commander is a party or by which it is bound and which is related to the operation of its business. Except for contracts and documents listed in Schedule 5(g), Commander is not a party to or bound by any written or oral (I) contracts not made in the ordinary course of business; (ii) employment contracts, other than those terminable at the will of Commander; (iii) contracts with any labor union or association; (iv) bonus, pension, profit sharing, retirement, hospitalization, insurance or other plan providing employee benefits; (v) leases with respect to any property, real or personal, whether as lessor or lessee; (vi) continuing contracts for the future purchase of materials, supplies or equipment in excess of the requirements of its business now booked; (vii) contracts or commitment for capital expenditures; (viii) contracts continuing over a period of more than six (6) months from its date; or (ix) material contracts necessary to conduct the operations and business of Commander. A true copy of each contract, commitment and agreement listed on Schedule 5(g) will be furnished to Tiger prior to Closing.

          (h) Employees - Labor Matters. Attached hereto as Schedule 5(h) is a complete list of all employees of Commander whose duties are related to the operation of the business of Commander. AGI warrants there exists no pending or threatened actions by any employees alleging sex, age, race, or other discriminatory practices, no current effort to organize these employees into collective bargaining units, and no collective bargaining agreement is now in effect. There are no contracts, written or oral, between Commander and any of its employees except as specifically disclosed in Schedule 5(h).

          (i) Insurance. Commander maintains in effect insurance covering its assets and businesses and any liabilities relating thereto in an amount believed adequate by AGI, and such insurance coverage shall be maintained by Commander through the Closing Date. Between the date hereof and the Closing date, AGI shall cause Commander to furnish to Tiger such information as Tiger shall reasonably request regarding Commander's insurance. Except as set forth in
Schedule 5(i) attached hereto, there are no pending material property damage or personal injury claims against Commander or any of its assets.

          (j) Licenses and Permits. Commander possesses all licenses and other required governmental or official approvals, permits or authorizations, if any, the failure to possess which would have no material adverse effect on the businesses, financial condition or results of operations of Commander including, without limitation, all common carrier rights, certificates of public need, waste material transportation permits, trademarks and trade names necessary to

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carry  on its business as now being conducted, without known conflict with valid licenses, permits, trademarks and trade names of others. All such licenses and permits are in full force and effect, and no violations are or have been recorded in respect to any thereof, and no proceeding is pending, or to the knowledge of AGI threatened, to revoke, suspend or otherwise limit such licenses or permits. All licenses or permits will survive the closing of the transactions contemplated by this Agreement.

          (k) Tax Matters. Commander has timely filed all federal, state, sales tax, franchise tax, and other tax returns which are required to be filed by it and has paid or has made provision for the payment of all taxes which have or may become due pursuant to said returns. All taxes, including, without limitation, withholding and social security taxes due with respect to Commander's employee, federal and state income tax liabilities, corporate franchise taxes, sales, use, excise and ad valorem taxes, due, payable or accrued by Commander on or before the Closing Date have or will be paid pursuant to the Plan. Commander has filed all reports required to be filed by it with all such taxing authorities.

          (l) Litigation. Except as disclosed in Schedule 5(l) attached hereto, Commander has not received any notices of material default and is not in material default of (i) any order, writ, injunction or decree of any court, or any federal, state, municipal or other governmental department, commission, board, bureau or instrumentality, or (ii) any agreement or obligation to which Commander is a party or by which Commander is bound or to which Commander or any of the property of Commander's may be subject. There are no material outstanding claims, actions, suits, proceedings or investigations pending or, to the knowledge of AGI or Commander, threatened against Commander or which affect Commander or any of its assets or property, at law or in equity before or by any federal, state, municipal court or other governmental department, authority, commission, board, bureau, agency or instrumentality.

          (m) Compliance with Laws. Commander is in compliance in all material respects with all federal, state and local laws, ordinances, regulations, rules, and orders applicable to it or its assets including, without limitation, all laws and regulations relating to the protection of the environment, the safe conduct of Commander's business, anti-competitive practices, discrimination, employment, wage and hour practices and health. Commander has not received notification of any asserted past or present failure to comply with any of such laws or regulations.

          (n) Environmental Matters. There are no claims, actions, suits, proceedings or investigations relating to any Environmental Law (as hereinafter defined) pending or threatened against or affecting Commander. Without limiting the generality of the foregoing: (i) no release of any hazardous substance, toxic waste or controlled substance has occurred or is occurring as a result of the business of Commander; (ii) no hazardous substance, medical waste, toxic waste or controlled substance is currently present at, or has been previously generated, stored, treated or disposed of at any landfill by Commander or through the conduct of the business of Commander except deminimis amounts mixed with household waste; (iii) no underground or partially underground storage tank has been or is currently located at any facility of Commander; (iv) the

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business,  activities  and processes heretofore conducted by Commander comply in all material respects with all applicable Environmental Laws; (v) no facility of Commander is listed on any list, registry or other compilation of sites that require, or potentially require, removal, remedial action or any other response under any Environmental Law as the result of the presence, release or potential release of any hazardous substance, medical waste, toxic waste, or controlled substance; (vi) neither AGI nor Commander has received any notice that Commander is liable or responsible, or potentially liable or responsible, for any costs of any removal, remedial action or other response under any Environmental Law as the result of the presence, release or potential release of any hazardous substance, medical waste, toxic waste, or controlled substance; and (vii) there is no pending litigation or administrative proceeding (and neither AGI nor Commander knows or has reason to know of any potential or threatened litigation or administrative proceeding) in which it is asserted that Commander has
violated  or  is  not  in  compliance   with  any  material  Environmental  Law.
"Environmental Law" means all laws, statutes or acts of the United States of America, the state of Pennsylvania, or any political subdivision thereof, that relate to the condition of the air, ground or surface water, land or other parts of the environment, to the release or potential release of any substance or radiation into the air, ground or surface water, land or parts of the environment, or to the manufacturer, processing, distribution, use, treatment, storage, disposal, transport or other handling of substances that might pollute, contaminate or be hazardous or toxic if present in the air, ground or surface water, land, or other parts of the environment.

          (o) No Broker's or Agent's Fees. No agent, broker, finder, representative or other person or entity acting pursuant to authority of Commander will be entitled to any commission or finder's fee in connection with the origination, negotiation, execution, or performance of the transactions contemplated under this Agreement.

          (p) No Material or Adverse Change. Since the Petition Date, except as set forth in the bankruptcy filings, there has not been: (i) any material adverse change in the financial condition, assets, liabilities, business or results of operations of Commander; (ii) to the knowledge of AGI or Commander, any threatened or prospective event or condition of any character whatsoever which could materially and adversely affect the business, financial condition or results of operations of Commander; (iii) any sale or other disposition of any of Commander's material assets without court approval other than in the ordinary course of business; or (iv) any damage, destruction or loss (whether or not insured) materially and adversely affecting the property, business or prospects of Commander.

          (q) Due Authorization and Absence of Breach. Neither the execution and delivery of this Agreement (or any agreement contemplated hereunder) nor, subject to confirmation of the Plan and court approval, the consummation of the transactions contemplated hereby will: (i) conflict with or violate any provision of the Articles of Incorporation or By-Laws of Commander; (ii) conflict with or violate any decree, writ, injunction or order of any court or administrative or other governmental body which is applicable to, binding upon or enforceable against Commander or AGI; or (iii) result in any breach of or default (or give rise to any right of termination, cancellation or acceleration) under any mortgage, contract, agreement, indenture, will, trust or other instrument which is either binding upon or enforceable against AGI or Commander or its assets; provided that the revisions to the DIP Financing contemplated hereby is subject to the approval of the Court.

          (r) Authority to Contract. Subject to confirmation of the Plan, the consummation of the transactions contemplated by this Agreement will not result in the breach or termination of any provision of or constitute a default under any lease, indenture, mortgage, deed of trust or other agreement or instrument or any order, decree, statute or restriction to which AGI or Commander is a party or by which Commander is bound or to which the outstanding shares of stock of Commander or any of the properties of Commander is subject.

     6. REPRESENTATION AND WARRANTIES OF TIGER. In order to induce AGI to enter into this agreement and to consummate the transactions contemplated hereunder, Tiger hereby makes the following representations, warranties, covenants and agreements:

          (a) Organization and Existence. Tiger is a limited liability company duly organized, validly existing and in good standing under the laws of the State of West Virginia and has all the requisite corporate power and authority to carry on its business as now conducted and to consummate the transactions contemplated by this Agreement.

          (b) Authority to Contract. The execution, delivery and performance of this Agreement by Tiger has been duly approved by its Members, and no further action is necessary on the part of Tiger to consummate the transactions contemplated by this Agreement, assuming due execution of this Agreement by the Parties.

          (c) No Broker's or Agent's Fees. No agent, broker, finder, representative or other person or entity acting pursuant to the authority of Tiger will be entitled to any commission or finder's fee in connection with the origination, negotiation, execution or performance of the transactions contemplated under this Agreement.

          (d) Accuracy of Information Furnished by Tiger. No representation, statement or information made or furnished by Tiger to AGI in this Agreement, or in connection with the transactions contemplated hereby contains, or at Closing shall contain any untrue statement of any material fact or omits or shall omit any material fact necessary to make the information contained herein true.

          (e) Investment Representation. Tiger is purchasing the Purchased Shares and Warrants for Tiger's own account and not with a view to or for sale in connection with any distribution of the Purchased Shares or Warrants. Tiger acknowledges that the Purchased Shares and Warrants have not been registered under the Securities Act of 1933, as amended, (the "Act") or qualified under the securities laws of any state or other jurisdiction. Tiger understands that the Purchased Shares and Warrants are "restricted" under Act and that under such Act and applicable regulations the Purchased Shares and Warrants may be resold without registration under the Act only in certain limited circumstances and that otherwise the Purchased shares and Warrants may have to be held indefinitely. Tiger, by way of the business and financial experience of Tiger's officers and advisors, is capable of evaluating the risks and merits of this investment.

     7.  ADDITIONAL AGREEMENTS OF AGI. AGI further agrees with Tiger as follows:

          (a) Access to Offices and Records. AGI shall, and shall also cause Commander to, afford representatives of Tier, from and after the date of execution of this Agreement, full access, during normal business hours and upon reasonable notice, to all offices, books, properties, contracts, documents and records of AGI and Commander and to furnish to Tiger or its representatives all additional information, including financial or operating information with respect to the business and affairs of both AGI and Commander that Tiger or its representatives may reasonably request.

          (b) Conduct of Business Pending the Closing. From and after the execution and delivery of this Agreement and until the Closing date, except as otherwise provided by the prior written consent or approval of Tiger:

               (1) AGI will, and will cause Commander to, conduct their respective business and operations in the manner in which the same has heretofore been conducted and AGI will, and will use its best efforts to cause Commander to: (i) preserve AGI and Commander's respective current business organization intact; (ii) keep available to Tiger the services of their current employees and Commander's agents and distributors; and (iii) preserve Commander's current relationships with customers, suppliers and others having business dealing with Commander.

               (2) AGI will cause Commander to maintain all of its properties in customary good repair, order and condition, reasonable wear and use excepted, and will maintain its existing insurance upon all of its properties and with respect to the conduct of its business in such amounts and of such kinds comparable to that in effect on the date of this Agreement.

               (3) AGI will take action to insure that neither AGI nor Commander will: (i) pay any bonus or increase the rate of compensation of any of Commander's employees or enter into any new employment agreement or amend any existing employment agreement; (ii) make any general increase in the compensation or rate of compensation payable or to become payable to Commander's hourly-rated employees; (iii) sell or transfer any of AGI's or Commander's assets other than with Court approval or in the ordinary course of business;
(iv) obligate itself for capital expenditures other than in the ordinary course of business and not unusual in amount; or (v) incur any material obligations or liabilities, which are not in the ordinary course of business, or enter into any material transaction other than in the ordinary course of business.

               (4) AGI shall not, and shall not permit Commander to, issue or enter into any subscriptions, options, agreements or other commitments in respect of the issuance, transfer, sale or encumbrance of any shares of capital stock of any class.

          (c) Execution of Further Documents by AGI. From and after the Closing, upon the reasonable request of Tiger, AGI shall execute, acknowledge and deliver such documents as may be appropriate to carry out the transactions contemplated by this Agreement.

          (d)  Indemnification  by  AGI.

               (1) AGI will indemnify and hold Tiger harmless from and against any and all damage, loss, cost, deficiency, assessment, liability or other expense (including reasonable attorney's fees, costs of court and litigation expenses, if any) suffered, incurred or paid by Tiger as a result of:

                    (A) The untruth, inaccuracy, breach or violation of any representation, warranty, covenant or other obligation of AGI set forth in or made in connection with this Agreement; or

                    (B) The enforcement of Tiger's right to indemnification under this Agreement.

Tiger shall give written notice to AGI of any claim, action, suit or proceeding relating to the indemnity herein provided by AGI not later than ten (10) days after Tiger has received notice thereof. AGI shall have the right, at its option, to compromise or defend, at its own expense and by its own counsel (which counsel shall be reasonably satisfactory to Tiger), any such action, suit or proceeding. Tiger and AGI agree to cooperate in any such defense or settlement and to give each other full access to all information relevant thereto.

               (2) Except as herein expressly provided, the remedies provided in paragraph 7(d) hereof shall be cumulative and shall not preclude assertion by Tiger of any other rights or the seeking of any other remedies available against AGI at law or in equity.

     8.  Concerning  the  DIP  Financing.
         --------------------------------

          (a) The Court has heretofore approved Debtor-in-Possession Financing ("DIP Financing") whereby Tiger was authorized to lend to Commander, and Commander was authorized to borrow from Tiger, the sum of $300,000, plus additional amounts at the rate of $50,000 per month beginning October 7, 2003 and continuing each month thereafter until the earlier of the Closing or such date as this Agreement shall be terminated (the "Additional DIP Financing")(the DIP Financing and the Additional DIP Financing are sometimes collectively referred to herein as the "Revised DIP Financing"); which DIP loan is an administrative claim in the Chapter 11 Proceedings and is secured by those assets set forth in the various loan documents executed in connection with the DIP Financing. As of the date hereof, Tiger has advanced the principal sum of $300,000 in respect of the Revised DIP Financing.

          (b) Tiger agrees to advance the Additional DIP Financing to Commander as needed and reasonably approved by Tiger up to the cumulative amounts authorized by the Court, not to exceed Fifty thousand Dollars ($50,000) in any month between the date hereof and the Closing (except that Tiger understands that Commander may need up to $100,000 during the month of November 2003 in order to be able to satisfy certain obligations that have been disclosed to Tiger), subject to the following conditions:

               (1) The representations and warranties made by AGI as set forth herein shall be true and correct as of the date of each request for advance of the Additional DIP Financing;

               (2) Commander shall have provided to Tiger a statement of proposed uses of funds and such additional information as to sources and uses of available cash all in such detail as Tiger may request;

               (3) Commander shall have provided to Tiger, at such intervals as Tiger may specify, statements of receipts and disbursements setting forth in such detail as Tiger may request the actual sources and uses of cash; and

               (4) Commander shall provide such other and additional information as to its operating and financial condition as Tiger may request from time to time.

Advances of any amounts of the Revised DIP Financing may, at Tiger's election and with Commander's approval, be made directly to Commander, or, directly to Commander's vendors or creditors.

          (c) Notwithstanding the terms applicable to the DIP Financing as previously approved by the Court, Tiger agrees that the principal and accrued interest on the Revised DIP Financing shall not be called, and demand therefore shall not be made until the occurrence of the earliest of the following events:

               (1) The Effective Date of the Plan and Closing or of any other Plan which may be confirmed in the Chapter 11 Proceeding;

               (2)  Dismissal  of  the  Chapter  11  Proceeding;  or

               (3) Conversion of the Chapter 11 Proceeding to a proceeding under Chapter 7 of the Bankruptcy Code.

          (d) In the event that Tiger breaches its agreement to purchase the Purchased Shares at the Closing (and provided that all of the conditions precedent to Tiger's obligation to close have been satisfied), then, as AGI's and Commander's sole and exclusive remedy for any breach of this Agreement, the first $430,000 in principal of monies advanced in respect of the Revised DIP Financing, together with interest accrued thereon (the "Liquidated Damage Amount"), shall be forgiven, and the Liquidated Damage Amount forgiven shall be deemed paid to Commander from Tiger's prior advances of the Revised DIP Financing, all as liquidated damages, and not as a penalty; provided that such forgiveness of Liquidated Damage Amount of the Revised DIP Financing as liquidated damages shall not in any manner affect Commander's continuing obligations in respect of any balance of the Revised DIP Financing in excess of the Liquidated Damage Amount or Tiger's security therefore. To the extent that Tiger breaches this Agreement at any time and, at the time of such breach the principal amount of the Revised DIP Financing shall be less than the Liquidated Damage Amount then, in such case, Tiger shall be obligated to pay the difference between the then outstanding balance of the Revised DIP Financing and the Liquidated Damage Amount to Commander in satisfaction of its obligation under this Section to pay the entire Liquidated Damage Amount. Except for the provisions in this Section for payment of the Liquidated Damage Amount, in the event that Tiger or any Affiliated Nominee shall fail, for any reason or no reason whatsoever (provided that the conditions precedent to Tiger's obligations have been fulfilled) to consummate the transactions contemplated hereunder, then, upon Tiger's delivery to AGI and Commander of appropriate instruments for the forgiveness of the Liquidated Damage Amount and the forgiveness of the AGI Advance (as provided in Section 13 hereof), this Agreement shall automatically terminate and none of the Parties (or their affiliates) shall have any further obligations to the other in respect of the transactions contemplated hereby or otherwise (except for Commander's continuing obligation with respect to its then remaining obligations in accordance with the terms and conditions of the Revised DIP Financing in excess of the Liquidated Damage Amount, which obligations shall continue unaffected by the provisions of this Section).

     9. Conditions To Obligations Of Tiger. The obligations of Tiger to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

          (a)  Court  Approval

               (1) A revised Plan, reflecting the terms and conditions herein contained, including without limitation an Effective Date of March 31, 2004, or such earlier date as Tiger, AGI, and Commander may jointly agree upon, but in no event earlier than the date of the shareholder (of AGI) approval referred to in Paragraph 13, having been confirmed by the Court and the expiration of any appeal period and no appeal shall have been taken therefrom (or any appeal resolved by the Effective Date) ("Confirmation of the Plan").

          (b) Validity of AGI's Representations. All representations and warranties of AGI contained in this agreement or otherwise made in writing pursuant to this agreement shall have been true and correct at and as of the date hereof and they shall be true and correct at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date.

          (c) Pre-Closing Obligations. AGI shall have performed and complied with all the obligations and conditions required by this Agreement to be performed or complied with by AGI at or prior to the Closing Date, including the execution and delivery of all documents and contracts required to be delivered at or before the Closing Date pursuant to this Agreement.

          (d) Opinion of Counsel for AGI. Tiger shall have received a favorable opinion from counsel for AGI dated the date of the Closing, in form reasonably satisfactory to counsel for Tiger, to the effect that:

               (1) AGI is a corporation, presently existing in good standing under the laws of the State of Delaware, and it has the corporate power and authority to carry on its business as now being conducted and to own or hold under lease, or otherwise, its assets.

               (2) This Agreement has been duly executed and delivered by AGI, and constitutes a valid, enforceable and binding obligation of AGI pursuant to the terms of this Agreement.

               (3) Counsel does not know of any action, suit, investigation or other legal, administrative or arbitration proceeding pending against AGI or Commander, or which questions the validity or enforceability of this Agreement or of any action taken or to be taken pursuant to or in connection with this Agreement or any agreement contemplated herein.

               (4) The sale and issuance of the Purchased Shares has been approved by all necessary corporate and shareholder action. The Purchased Shares are authorized and upon tender of the Purchase Price and delivery of the share certificates shall have been duly issued and are fully paid and non-assessable.

               (5) To the knowledge of such counsel, no consent, authorization, license, franchise, permit, approval or order of any court or governmental agency or body, other than those obtained by AGI and delivered to Tiger prior to or on the date of the opinion, is required for the sale and issuance of the Purchased Shares by AGI pursuant to this Agreement.

               (6) The execution and performance of this Agreement by AGI will not violate: (i) the Articles of Incorporation or the By-Laws of Commander, or
(ii)  any order of any court or other agency of government know to said counsel.

               (7) To the knowledge of such counsel (after reasonable investigation), AGI owns all of the issued and outstanding shares of capital stock of Commander.

          (e) Receipt by AGI of Necessary Consents. All necessary consents or approvals of third parties to any of the transactions contemplated hereby shall have been obtained, and satisfactory evidence of such consents or approvals shall have been delivered to Tiger at Closing.

          (f) Resignation of Directors. Tiger shall have received the resignations of the directors of AGI, Commander and SJS and AGI shall have taken such actions (or shall have caused such actions to be taken by the current directors) as may be necessary or appropriate to cause those persons identified by Tiger to be elected as directors of AGI, Commander and SJS effective as of the Closing Date as it shall have identified by notice to AGI.

     10. CONDITIONS TO OBLIGATIONS OF AGI. The obligations of the AGI to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

          (a) Validity of Tiger's Representations. All representations and warranties of Tiger contained in this Agreement or otherwise made in writing pursuant to this Agreement shall have been true and correct at and as of the date hereof and they shall be true and correct at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date.

          (b) Pre-Closing Obligations. Tiger shall have performed and complied with all the obligations and conditions required by this Agreement to be performed or complied with by AGI at or prior to the Closing Date, including the execution and delivery of all documents and contracts required to be delivered at or before the Closing Date pursuant to this Agreements.

          (c) Corporate Authority of Tiger. The execution and performance of this Agreement by Tiger shall have been duly and legally authorized in accordance with applicable law and in accordance with Tiger's Operating Agreement

          (d) Opinion of Counsel for Tiger. AGI shall have received a favorable opinion from counsel for Tiger dated the date of the Closing, in form reasonably satisfactory to counsel for AGI, to the affect that:

               (1) Tiger is a limited liability company, formed and legally existing in good standing under the laws of the State of West Virginia, and it has the power and authority to carry on its business as now being conducted and to carry out the transactions and agreements contemplated hereby.

               (2) All Proceedings required to be taken by or on the part of Tiger in order to authorize it to perform its obligations hereunder have been duly and properly taken, including any necessary approval or authorization by the managing member or other members of Tiger.

               (3) This agreement has been duly executed and delivered by Tiger and constitutes a valid, enforceable and binding obligation of Tiger pursuant to the terms of this Agreement.

               (4) Except as otherwise disclosed in this Agreement, said counsel does not know of any action, suit, investigation or other legal, administrative or arbitration proceeding which questions the validity or enforceability of this Agreement or of any action taken or to be taken pursuant to or in connection with this agreement or any agreement contemplated herein.

               (5) The execution and performance of this Agreement by Tiger will not violate:(I) the Certificate of Formation or Operating Agreement of Tiger;or
(II) any order of any court or other agency of government known to said counsel.

     11. Failure of Conditions. Except as provided in section 8(d) hereof, in the event of a failure or fulfillment of any condition precedent to the obligations of the other party (other than as the result of the act or the failure to act of a party), the DIP Financing (to the extent funded) shall remain a liability owing by Commander to Tiger, secured and with the priority set forth in the Court's approval. In all other respects, except to the extent provided in the Plan for the payment of any break-up fee due to Tiger, neither party shall have further obligation to the other hereunder.

     12.  Other  Provisions.
          ------------------

          (a) Incomplete Exhibits. The parties hereto acknowledge and agree (a) that many, if not all, of the schedules to be attached to this Agreement will not have been prepared by the time of execution of this Agreement, and (b) that consummation of the transactions contemplated by this Agreement are subject to the completion of such exhibits by AGI (to the extent that an exhibit is to be completed by AGI, such exhibit must be reasonably acceptable to Tiger) or Tiger (to the extent than an exhibit is to be completed by Tiger must be reasonably acceptable to AGI) as the case may be, prior to or at the Closing, pursuant to the terms of this Agreement.

          (b) Survival of Representations and Warranties. The representations, warranties, obligations and agreements of the parties contained in this Agreement, or in any writing delivered pursuant to the provisions of this

Agreement, shall survive the Closing for a period of eighteen (18) months with the exception of representations and warranties concerning Paragraph 4(k) hereof, tax Matters and Paragraph 4(n) hereof, Environmental Matters, which will survive for as long as any claims may be asserted under the applicable periods of limitation for violations of any tax or environmental law, rule or regulation.

          (c) Waiver or Extension of Conditions. AGI or Tiger may extend the time for or waive the performance of any of the obligations of the other party, waive any inaccuracies in the representations or warranties by the other party, or waive compliance by the other party with any of the covenants or conditions contained in this Agreement. Any such extension or waiver shall not act as a waiver or extension of any other provisions of this Agreement.

          (d) Notices. Any notice, request or other document shall be in writing and sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the party to be notified at the following addresses, or such other address as such party may hereafter designate by written notice to all parties, which notice shall be effective as of the date of posting:

               If  to  Tiger:

               226  Pilot  Way
               Martinsburg,  WV  325401
               Attention:  Robert  E.  Crowley

               With  a  copy  to:

               Bradley  T.  Beckman,  Esquire
               Beckman  and  Associates
               Two  Penn  Center  Plaza
               Suite  910
               Philadelphia,  PA  19102

               If  to  AGI:

               6308  Long  Meadow  Road
               McLean,  VA  22101
               Attention:  Wirt  D.  Walker,  III,  Chairman/CEO

               With  copies  to:

               John  F.  Kearney,  Esquire
               Blank  Rome,  LLP
               Watergate-11th  floor
               600  New  Hampshire  Avenue,  NW
               Washington,  DC  20037
               and:

               Daniel  M.  Press,  Esquire
               Chung  &  Press,  P.C.
               6723  Whittier  Avenue
               Suite  302
               McLean,  VA  22101



          (e) Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware without giving effect to principles of conflicts of laws.

          (f) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns.

          (g) Headings. The subject headings of the Sections of this Agreement are included for the purpose of convenience only and shall not effect the construction or interpretation of any of its provisions.

          (h) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

          (i) Entire Agreement; Modification. This Agreement (including the schedules attached hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding between the parties, and supersede any prior agreements and understandings relating to the subject matter hereof. Without limiting the generality of the foregoing, this Agreement supersedes the letter of July 5, 2003 between AGI and Tiger. This agreement may be modified or amended by a written instrument executed by all parties hereto. Tiger hereby waives all rights under the Option referenced in the last sentence of the second-to-last paragraph of the "Disclosure Statement in Support of Debtor's First Amended Chapter 11 Pan Dated July 5, 2003 (As revised July 30,
2003)"  ("Disclosure  Statement").












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


     13. Shareholder Approval; Expenses. AGI must obtain the approval of its shareholders to an amendment to its Certificate of Incorporation (and otherwise to the transactions contemplated hereby) to enable AGI to issue to Tiger the Purchased Shares and Tiger recognizes that AGI will incur certain costs to do so, including the cost of an audit, SEC filings, and printing and mailing. Tiger agrees to lend to AGI the sum of $66,000 for payment of such costs (the "AGI
Advance"). The AGI advance shall be evidence by a promissory note (" the "AGI Note") which shall be in the form of Exhibit 13 attached hereto. In the event Tiger thereafter breaches its agreement to purchase the Purchased Shares at the Closing and provided that all of the conditions precedent to its obligation to close have been satisfied), the AGI Advance shall be forgiven and neither Tiger nor AGI shall any further liability to the other hereunder except as provided in
Section 8(d). At Closing, the outstanding balance of the AGI advance shall be credited against the purchase price for the Purchased Shares.

IN WITNESS WHEREOF the parties have executed this Agreement as of the day of year first written above.



                                   Tiger  Aircraft,  LLP

                                   By:/s/   N.  Gene  Criss
                                      ------------------------------------------
                                      President  &  COO


                                   Aviation  General,  Inc.

                                   By:/s/  Wirt  D.  Walker,  III
                                      ------------------------------------------
                                      Chairman/CEO













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